EXHIBIT 10.1 Consultant Agreement with B. L. Rakes

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                              Consulting Agreement


         This Consulting Agreement ("Agreement") is entered into this 1st day of July 1999 ("Effective Date") by and between Southwest Virginia Savings Bank, FSB, a federal savings bank (the "Company") with its place of business headquartered at Roanoke, Virginia and B. L. Rakes ("Consultant").

         WHEREAS, the Company recognize the specialized knowledge and expertise of the Consultant related to the business affairs of the industry and the Company, and that upon retirement of the Consultant as the President and Chief Executive Officer, the Company wishes to enter into a consulting relationship with Consultant; and

         WHEREAS, Consultant has previously served the Company and its parent corporation, SWVA Bancshares, Inc. ("Parent") as President and Chief Executive Office;

         WHEREAS, Consultant and the Company desire to enter into such a consulting relationship upon the terms and conditions hereinafter contained;

         NOW, THEREFORE, in consideration of the covenants and terms contained in this Agreement as set forth herein and of the mutual benefits accruing to Company and to Consultant from the consulting relationship to be established between the parties by the terms of this Agreement, Company and Consultant agree as follows:

1.       Consulting Relationship

         Company hereby retains Consultant, and Consultant hereby agrees to be retained by Company, as an independent contractor, and not as an employee. The Consultant hereby acknowledges that he has resigned as an employee of the Company and the Parent on or before the Effective Date.

2.       Consulting Service

         Consultant agrees that during the term of this Agreement:

         A. Consultant will devote his best efforts to his position as an independent contractor and will perform such duties and execute the policies of Company as determined by its board of directors and its President as the Company and Consultant may mutually agree upon from time to time; provided that said duties performed by Consultant shall not be inconsistent with the nature and character of the duties

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                  performed  by  Consultant  for the Company when serving as the
                  President and Chief Executive Officer. As an independent contractor, Consultant shall not be an officer or employee of the Company and shall not be subject to the direct control or supervision of the Company or its President with respect to the time spent, research undertaken, or procedures followed in the performance of consulting services rendered hereunder. During the Term of the Agreement, Consultant agrees to consult with the Company on matters related to the business affairs and operations of the Company, including matters that relate to compliance with applicable banking laws and regulations and merger and acquisition planning. It is estimated that such activities will encompass approximately 8 to 10 business days per month.

         B. Consultant shall exercise a reasonable degree of skill, prudence and care in performing the services referred to in Paragraph A above;

         C. Except as may be limited by Section 6 hereinafter, Consultant may be an employee, officer or director of other companies or entities and may provide consulting services for other companies or organizations; provided that such activities do not conflict with the services and activity that the Consultant is actually rendering to the Company or any of its subsidiaries or the services or activities of the Company and its subsidiaries;

         D. Consultant shall be available to render services to Company under this Agreement as requested by the Board of Directors or the President of the Company commencing on the first date of the initial Term of this Agreement as contained in Section 5 herein. Consultant shall not be obligated to render any services under this Agreement during such period when he is unable to do so due to illness, disability or injury, subject to the terms of Section 5(b) hereof;

         E. Consultant shall be available for service hereunder upon receipt of no less than (5) five days' written notice from Company; and

         F. Consultant shall not enter into agreements or make commitments on behalf of the Company without prior written consent or approval of the Company or its President.

3.       Compensation

         A. Company agrees to pay Consultant for his services performed under this Agreement and for his commitments and agreements as contained herein, including Section 6 herein, at the rate of $40,000 per year payable no less than monthly at the rate of $3,333 per month throughout the Term of the Agreement. Consultant shall not be entitled to participate in or receive benefits under any Company

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                  programs maintained for its employees,  except as specifically agreed to by the parties. During the Term of the Agreement, the Company will also reimburse the Consultant for the monthly premium expense related to Consultant maintaining Medicare Supplement Insurance (medi-gap).

         B. Other Compensation. In the event that Consultant serves as a member of the Board of Directors of the Company, its parent or any of its subsidiaries, Consultant shall be paid the fee normally paid for such service to other non-employee directors and any fees as Chairman of the Board of the Company or the Parent without regard to any other compensation paid under this Agreement.

4.       Other Conditions

                  Consultant shall have no authority over any employee or officer of Company, except as may be necessary in the routine performance of his duties hereunder, nor shall Company be required in any manner to implement any plans or suggestions Consultant may provide.

5.       Term and Termination

                  The term of this Agreement shall begin on the Effective Date and shall continue for a period of one year thereafter ("Term"), unless extended or terminated in accordance with the provisions set forth below.

                           (a) Termination for Cause.  The Company may terminate
                  this Agreement at any time for "Just Cause." Termination for "Just Cause" shall be defined as termination because of the Consultant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation related to the business or operations of the Company or its subsidiaries.

                           (b) Death or Disability. In the event of Consultant's
                  death or permanent disability as determined by the President of the Company, this Agreement shall terminate and all rights to receive payments under the remaining term of the Agreement shall cease.

6.       Non-Competition and Confidential Business

                  Consultant, during the term of the Agreement, will not, without the express written consent of Company, directly or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association, or corporation, any of the Company's, or its subsidiaries' or affiliates', trade secrets, proprietary data or other confidential information communicated to or otherwise learned or acquired by Consultant

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         from  the  Company  during  the  Term of this  Agreement,  except  that
         Consultant may disclose such matters to the extent that disclosure is required (a) in the course of the consulting relationship with Company
         or  (b)  by  a  court  or  other   governmental   agency  of  competent
         jurisdiction.

                  During the term of this Agreement, Consultant will not contact (with a view toward selling any product or service competitive with any product or service sold or proposed to be sold by Company or any subsidiary or affiliate of Company) any person, firm, association or corporation (a) to which Parent or Company or any subsidiary or affiliate of Parent sold any product or service, (b) which Consultant solicited, contacted or otherwise dealt with on behalf of Parent or Company or any subsidiary or affiliate of Parent, or (c) which Consultant was otherwise aware was a client of Parent, Company or its parent or subsidiary or affiliate of Parent. During such period, Consultant will not directly or indirectly make any such contact, either for his own benefit or for the benefit of any other person, firm, association, or corporation.

                  During the term of this Agreement, Consultant will not serve as an employee, officer, consultant, director or in any other advisory capacity, whether compensated or uncompensated, for any financial services organization, corporation or entity (including but not limited to an insured depository institution within the meaning of the Federal Deposit Insurance Act, a federal or state chartered credit union, an insurance company, a mortgage brokerage or mortgage banking firm, an investment advisory or investment brokerage firm, or other financial services entity with offices in Virginia.

7.       Independent Contractor

                  The parties hereto agree and acknowledge that the relationship between Company and Consultant shall be that of an independent contractor and not that of employer-employee, master-servant or principal-agent. Nothing in this Agreement, or its implementation, shall be construed to be to the contrary.

8.       The Complete Agreement

                  This Agreement, and any attachments or exhibits appended hereto, shall represent the complete Agreement between Company and Consultant concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless made in writing and signed by both Consultant and Company.

9.       Notices

                  Any notice required or permitted to be given hereunder shall be in writing and shall be effective three business days after it is properly sent by registered or certified mail, if

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         to the Company to the  President at the  administrative  offices of the
         Company, or if to Consultant to the address set forth beneath his signature to this Agreement, or to such other address as either party may from time to time designate by notice.

10.      Assignability

                  This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Company to assign this Agreement to a corporation succeeding to substantially all the assets or business of the Company whether by merger, consolidation, acquisition or otherwise. This Agreement shall be binding upon Consultant, his heirs and permitted assigns and the Company, its successors and permitted assigns.

11.      Severability

                  Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

12.      Arbitration

                  Unless otherwise mutually agreed to by the Consultant and the Company in writing, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") at the AAA office nearest to the home office of the Company, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Either the Consultant or the Company may file a request for such arbitration with the AAA.

13.      Applicable Law

                  It is the intention of the parties hereto that all questions and interpretations with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Commonwealth of Virginia, with respect to an matter or thing arising out of this Agreement or pursuant thereto.

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